Exhibit 10.10

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Between

J. MERLIN BENNER

And

DARKPULSE, INC.

dated as of August 30, 2021

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of August 30, 2021 (the “Effective Date”), is entered into between J. Merlin Benner, a member owning a majority equity interest Wildlife Specialists, Limited Liability Company, a Pennsylvania limited liability company (the “Seller”), and DarkPulse, Inc., a Delaware corporation (the “Buyer” or “DarkPulse”).

RECITALS

WHEREAS, The Seller owns 60% of the outstanding membership interests (the “Membership Interest”) in Wildlife Specialists, Limited Liability Company, a limited liability company organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”); and

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Membership Interest, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 “Action” means a claim, action, suit, proceeding, or governmental investigation.

Section 1.02 “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

Section 1.03 “Assignment and Assumption” shall have the meaning set forth in Section 5.01(a).

Section 1.04 “Business Day” means any day of the year other than a Saturday or Sunday or any day on which banks in the State of New York are required or permitted to be closed.

Section 1.05 “Cash Consideration” shall have the meaning set forth in Section 2.02(b).

Section 1.06 “Certificate of Formation” shall have the meaning set forth in Section 3.03.

Section 1.07 “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition from the Buyer by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Buyer (other than by the Sellers or its Affiliates), (b) the Buyer merges into or consolidates with any other Person, or any Person merges into or consolidates with the Buyer and, after giving effect to such transaction, the stockholders of the Buyer immediately prior to such transaction own less than 50% of the aggregate voting power of the Buyer or the successor entity of such transaction, or (c) the Buyer sells, licenses or transfers all or substantially all of the assets of the Company.

Section 1.08 “Closing” means the closing of the transactions contemplated by this Agreement.

Section 1.09 “Closing Date” is the same as the Effective Date.

Section 1.10 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.11 “Common Stock” means the common stock of the Buyer, par value $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

Section 1.12 “Common Stock Consideration” shall have the meaning set forth in Section 2.02(a).

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Section 1.13 “Common Stock Equivalents” means any securities of the Buyer or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Section 1.14 “Confidential Information” means any information with respect to the Company, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

Section 1.15 “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

Section 1.16 The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 1.17 “Disclosure Schedules” means the Disclosure Schedules delivered by the Buyer concurrently with the execution and delivery of this Agreement.

Section 1.18 “Encumbrance” means any mortgage, pledge, lien, charge, security interest, community property interest, claim, or other encumbrance.

Section 1.19 “Exchange Act” the U.S. Securities Exchange Act of 1934, as amended.

Section 1.20 “Exempt Issuance” means the issuance and sale of (a) shares of Common Stock or options to employees, officers or directors of the Buyer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Buyer’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Buyer, (b) securities upon the exercise or exchange of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Buyer, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Buyer and shall provide to the Buyer significant benefits in addition to the investment of funds.

Section 1.21 “GAAP” means generally accepting accounting principles in the United States of America.

Section 1.22 “Governing Documents” means, with respect to an entity, the entity’s articles of incorporation, articles of organization, certificate of incorporation, certificate of formation, charter, bylaws, operating agreement, Operating Agreement, or other certificates, instruments, documents, or agreements adopted to govern the formation or internal affairs of the entity, as applicable, including any and all amendments or restatements to such documents.

Section 1.23 “Governmental Authorities” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any national, state, county, city, or other political subdivision.

Section 1.24 “Indemnified Party” shall have the meaning set forth in Section 7.04.

Section 1.25 “Indemnifying Party” shall have the meaning set forth in Section 7.04.

Section 1.26 “Liability” shall have the meaning set forth in Section 4.09.

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Section 1.27 “Loss” means all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements.

Section 1.28 “Material Adverse Effect” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the long-term projected business, operations, assets, liabilities, condition (financial or otherwise) or results of, in each case, of the Buyer and its subsidiaries taken as a whole.

Section 1.29 “Operating Agreement” shall have the meaning set forth in Section 3.03.

Section 1.30 “Permits” means all permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities.

Section 1.31 “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Section 1.32 “Purchase Price” shall have the meaning set forth in Section 2.02.

Section 1.33 “Securities Act” means the U.S. Securities Act of 1933, as amended.

Section 1.34 “SEC Reports” shall have the meaning set forth in Section 4.06.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, all of Seller’s rights, title, and interests in and to the Membership Interest, free and clear of any Encumbrance, for the consideration specified in Section 2.02. At the Closing, the Company shall become a subsidiary of the Buyer. For purposes of this Agreement, all of the Seller’s rights, title, and interests in and to the Membership Interest shall include, but are not limited to: (a) Seller’s capital accounts in the Company; (b) Seller’s rights to share in the profits and losses of the Company; (c) Seller’s rights to receive distributions from the Company; and (d) the exercise of all member rights, including the voting rights attributable to the Membership Interest.

Section 2.02 Purchase Price. The aggregate purchase price for the Membership Interest (the “Purchase Price”) is comprised of the following payments:

(a)                               Closing Date Stock Consideration. On the Closing Date, the Buyer will deliver to the Seller: 7,500,000 shares of restricted Common Stock of the Buyer (the “Common Stock Consideration”); and

(b)                               Closing Cash Consideration. Within 12 weeks of the Closing Date, the Buyer will pay to the Seller $500,000 to an account to be designated by the Seller, in writing (the “Cash Consideration”).

Section 2.03 Closing. The Closing shall take place simultaneously on the Closing Date remotely via the electronic exchange of signatures. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. (EST) on the Closing Date.

Section 2.04 Transfer Taxes. The Buyer shall pay, and shall reimburse the Seller (up to fifty percent (50%) of the proven costs) for, any sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer that the statements contained in this ARTICLE III are true and correct as of the Closing Date. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of the Seller,” and any similar phrases shall mean the actual or constructive knowledge of Seller, after reasonable inquiry.

Section 3.01 Capacity and Authority of the Seller; Enforceability. The Seller has full capacity, power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Seller, and (assuming due authorization, execution, and delivery by the Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

Section 3.02 Organization, Authority, and Qualification/Organization of the Company. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has full limited liability company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property, to the extent that such licensing or qualifications are necessary.

Section 3.03 No Conflicts; Consents. The execution, delivery, and performance by the Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Governing Documents of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Seller or the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which the Seller or the Company is a party; (d) result in any violation, conflict with, or constitute a default under the Company’s Governing Documents, including the certificate of formation of the Company filed with the Pennsylvania Secretary of State on May 6, 2013 (as amended or restated, the “Certificate of Formation”) and the operating agreement of the Company dated April 19, 2013 (as amended or restated, the “Operating Agreement”); or (e) result in the creation or imposition of any Encumbrance on the Membership Interest. No consent, approval, waiver, or authorization is required to be obtained by the Seller or the Company from any Person in connection with the execution, delivery, and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04 Legal Proceedings; No Material Adverse Effect. There is no Action of any nature pending or, to Seller’s knowledge, threatened: (a) against or by the Seller relating to or affecting the Membership Interest; or (b) against or by the Seller or the Company that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. There is no Action against any current, or to the Seller’s knowledge, former member, manager, or employee of the Company with respect to which the Company has, or is reasonably likely to have, an indemnification obligation. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. No circumstance or state of affairs exists that would reasonably be expected to result in a material adverse effect on the Company’s long-term project assets, liabilities, condition (financial or otherwise) or results of operations.

Section 3.05 Ownership of Membership Interest.

(a)                               The Seller is the sole legal, beneficial, record, and equitable owner of the Membership Interest, free and clear of all Encumbrances whatsoever. The Membership Interest constitutes 60% of the issued and outstanding equity interests in the Company. There are no outstanding warrants, options, agreements or any other instruments that give any Person the right to purchase, subscribe for or otherwise acquire any equity interests in the Company.

(b)                                The Membership Interest was issued in compliance with applicable laws. The Membership Interest was not issued in violation of the Governing Documents of the Company or any other agreement, arrangement, or commitment to which Seller or the Company are a party and are not subject to or in violation of any preemptive or similar rights of any Person.

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(c)                               Other than the Governing Documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any part of the Membership Interest.

Section 3.06 Governing Documents. Attached hereto as Exhibits A and B are the Certificate of Formation and the Operating Agreement of the Company, which documents are in full force and effect and are the only documents in effect with respect to the matters described therein.

Section 3.07 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 3.08 Compliance with Laws; Permits.

(a)                               The Company has complied, and is now complying, in all material respects, with all statutes, laws, ordinances, regulations, rules, codes, treaties, or other requirements of any governmental authority applicable to it or its business, properties, or assets.

(b)                               All Permits that are required for the Company to conduct its business have been obtained and are valid and in full force and effect. No event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.09 Taxes. To the Seller’s knowledge: (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the Company have been timely filed; (b) all such tax returns are true, complete, and correct in all respects; (c) all taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid; (d) all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid; and (e) there are no known pending or threatened actions by any taxing authority.

Section 3.10 Due Diligence. The Seller is a “knowledgeable employee” (as such term is defined under Rule 501 of Regulation D under the Securities Act and 17 CFR § 270.3c-5(a)) and has reviewed the public filings of the Buyer. The Seller and its representatives, if any, have been given the opportunity to conduct satisfactory due diligence of the Buyer, and have been given the opportunity to speak with the Buyer’s management during its due diligence.

Section 3.11 Investment Purpose. The Seller is acquiring the Common Stock Consideration solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Seller acknowledges that the Common Stock Consideration is not registered under the Securities Act, or registered under any state securities laws, and that the Common Stock Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that the statements contained in this ARTICLE IV are true and correct as of the Closing Date. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of the Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Buyer, after reasonable inquiry.

Section 4.01 Capacity/Organization and Authority of Buyer; Enforceability. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Buyer and, assuming due authorization, execution, and delivery by the Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

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Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by the Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, bylaws, or other Governing Documents of the Buyer; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Buyer; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which the Buyer is a party. Except as stated in Schedule 4.02 of the Disclosure Schedules hereto, no consent, approval, waiver, or authorization is required to be obtained by the Buyer from any Person in connection with the execution, delivery, and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Investment Purpose. The Buyer is acquiring the Membership Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Membership Interest is not registered under the Securities Act, or registered under any state securities laws, and that the Membership Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act, the terms of the Operating Agreement and Governing Documents of Company, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

Section 4.05 Legal Proceedings. There is no Action of any nature pending or, to the Buyer’s knowledge, threatened against or by the Buyer that (i) challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or (ii) could result in any material liability to the Buyer. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.06 SEC Reports; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with a prospectus and a prospectus supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.07 No Material Adverse Effect. Since the date of the Buyer’s latest Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

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Section 4.08 Capitalization.

(a)                               Schedule 4.08(a) of the Disclosure Schedules sets forth the outstanding capitalization of the Buyer as of the date of this Agreement.

(b)                               Except as set forth on Schedule 4.08(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any securities of the Buyer; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any securities of the Buyer; (iii) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any person to the effect that such Person is entitled to acquire or receive any securities of the Buyer; or (iv) outstanding or authorized equity appreciation, phantom equity, profit participation or other similar rights with respect to the Buyer.

Section 4.09 Absence of Undisclosed Liabilities. The Buyer does not have any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities disclosed, reflected or reserved against in the latest Quarterly Report on Form 10-Q; (b) normal and recurring current Liabilities that have been incurred by the Buyer since the date of its latest Quarterly Report on Form 10-Q in the ordinary course of business and which are not in excess of $100,000 in the aggregate or disclosed in the Buyer’s Current Reports on Form 8-K (c) Liabilities for performance of obligations of the Company under existing contracts (other than for breach thereof); (d) Liabilities incurred in connection with the transactions contemplated by this Agreement; and (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company.

ARTICLE V

CLOSING DELIVERABLES

Section 5.01 Seller’s Deliverables. At the Closing, the Seller shall deliver to the Buyer the following:

(a)                                The assignment and assumption agreement, in the form attached hereto as Exhibit C (the “Assignment and Assumption”), executed by the Seller.

(b)                               Simultaneously with the execution and delivery of this Agreement, Buyer agrees to employ the members, managers, and officers of Company pursuant to the terms of the employment agreements attached hereto as Exhibit D.

(c)                                  A statement from the Company meeting the requirements of Treasury Regulations Section 1.1445-11T(d)(2)(i) certifying that transfers of interests in the Company are not subject to withholding under Section 1445 of the Code and the Treasury Regulations thereunder or a certification dated as of the Closing Date sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445(b)(3) of the Code, stating that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, as applicable.

(d)  A Form W-8 completed by the Seller.

Section 5.02 Buyer’s Deliverables.

(a)  At the Closing, the Buyer shall deliver the following to the Seller:

1.  The Common Stock Consideration;

2.  The Assignment and Assumption, executed by Buyer.

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3.  A certificate of the principal executive officer of the Buyer certifying as to: (i) the resolutions of the board of directors of the Buyer, duly adopted and in full force and effect, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

4.  Within 12 weeks of Closing, the Buyer shall deliver the to the Seller the Cash Consideration.

ARTICLE VI

TAX MATTERS

Section 6.01 Tax Return and Tax Audit Procedures. The Seller shall facilitate the making or otherwise cause the Company to make an election under Section 6226 of the Code with respect to any tax proceeding relating to a taxable period ending on or before the Closing Date as to which such an election is available. Sellers shall prepare or cause to be prepared any Internal Revenue Service Form 1065 or Form 1120, as applicable (and any similar form or forms for state and local income tax purposes), that is required to be filed by or with respect to the Company after the Closing Date with respect to any taxable period ending on or before the Closing Date. If the Seller is not authorized under applicable law to execute and file aforementioned tax return, the Buyer shall execute and file (or cause to be filed) such tax returns, as prepared by the Seller, with the appropriate taxing authority. The Buyer shall not, and shall not cause or permit the Company to (i) amend any tax returns filed with respect to any taxable period ending on or before the Closing Date or (ii) make any tax election that has retroactive effect to any such year, in each case, without the prior written consent of the Seller. The Buyer agrees that, as applicable, (x) the Company will join the consolidated income tax return group of which the Buyer is the parent corporation for U.S. federal income tax purposes (and for purposes of any similar applicable state, local or foreign laws) at the end of the Closing Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii)(A) and (y) as a result, the Company will have a short tax year ending on (and including) the Closing Date and will be included in the consolidated group’s U.S. federal (and similar applicable state, local or foreign) income tax returns starting the day after the Closing Date.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 7.02 Indemnification by the Seller. Subject to the other terms and conditions of this ARTICLE VII, the Seller shall defend, indemnify, and hold harmless the Buyer, its Affiliates, and their respective directors, managers, officers, and employees from and against:

(a)                               a Loss arising from or relating to any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Agreement or any document delivered in connection herewith; or

(b)                               any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Seller pursuant to this Agreement or any document delivered in connection herewith.

The Seller shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.02 until the total of all damages with respect to such matters exceeds $10,000 and then only for an amount up to $150,000.

Section 7.03 Indemnification by the Buyer. Subject to the other terms and conditions of this ARTICLE VII, the Buyer shall defend, indemnify, and hold harmless the Seller from and against all Losses arising from or relating to:

(a)                              any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement or any document delivered in connection herewith; or

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(b)                               any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Buyer pursuant to this Agreement or any document delivered in connection herewith.

The Buyer shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.03 until the total of all damages with respect to such matters exceeds $10,000 and then only for an amount up to $150,000.

Section 7.04 Indemnification Procedures. No claim for indemnification may be asserted 18 months after the Effective Date. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations hereunder. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 7.05 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. In addition to any rights of setoff or other similar rights that the Buyer may have at common law or otherwise, and notwithstanding anything to the contrary herein, the Buyer shall have the right to withhold and deduct from any payment under Section 2.02(b) that would be otherwise payable hereunder any sum that (i) is owed to the Buyer under this ARTICLE VII, subject to the limitations in this ARTICLE VII or (ii) the Buyer reasonably and in good faith believes may be owed to it or any Buyer Indemnified Party under this ARTICLE VII, subject to the limitations in this ARTICLE VII. The Buyer shall exercise the foregoing right of setoff by delivering a written notice to the Seller. If the amount of any Losses relating to claims for indemnification made by the Buyer that is setoff against any payment under Section 2.02(b) is finally determined, and no longer subject to appeal, not to be owed to the Buyer pursuant to the terms hereof, such setoff amount shall be promptly funded with interest, and in any event within 20 Business Days, by the Buyer to the Seller and distributed as set forth in this ARTICLE VII.

Section 7.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

Section 7.07 Effect of Investigation. The right to indemnification or other remedy based on the representations, warranties, covenants, and agreements contained herein will not be affected by any investigation conducted by a party to this Agreement, or any knowledge acquired by a party to this Agreement at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or agreement.

Section 7.08 Exclusive Remedies. The rights and remedies provided in this ARTICLE VII are exclusive and in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VIII MISCELLANEOUS

Section 8.01 Expenses. Except as otherwise provided in Section 2.05, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 8.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to Seller:	J. Merlin Benner 2780 Hills Creek Road Wellsboro, PA 16901 E-mail: merlin@wildlife-specialists.com

with a copy to: (which shall not constitute notice)	Ozdinec & Witzel, LLC One Landmark North 20399 Route 19, STE 206 Cranberry Twp., PA 16066 Email: mozdinec@ozwitz.com Attention: Michael Ozdinec

If to Buyer:	DarkPulse, Inc. 1345 Ave of the Americas 2nd Floor New York, NY 10105 Email: doleary@darkpulse.com

with a copy to: (which shall not constitute notice)	Business Legal Advisors, LLC 14888 Auburn Sky Drive Draper, UT 84020 Email: brian@businesslegaladvisor.com Attention: Brian Higley

Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the terms and provisions in the body of this Agreement shall control.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 8.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 8.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law. This Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 8.12 Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 8.13 Attorney Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

Section 8.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.15 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto: (a) agrees that it shall not oppose the granting of such specific performance or relief; and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 8.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

SELLER:

By: /s/ J. Merlin Benner

Name: J. Merlin Benner

BUYER:

DARKPULSE, INC.

a Delaware corporation

By: /s/ Dennis O’Leary

Name: Dennis O’Leary

Title: Chief Executive Officer

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EXHIBIT A

Certificate of Formation

[TO BE ATTACHED]

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EXHIBIT B

Operating Agreement

[TO BE ATTACHED]

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EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

(Wildlife Specialists, Limited Liability Company)

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this “Assignment”) is dated as of August 30, 2021, by and among J. Merlin Benner, an individual (the “Assignor”) and DARKPULSE, INC., a Delaware corporation (the “Assignee”), recites and provides as follows:

RECITALS:

WHEREAS, the Assignor is the owner of an aggregate sixty percent (60.0%) Membership Interest in Wildlife Specialists, Limited Liability Company, a Pennsylvania limited liability company (the “Company”); and

WHEREAS, pursuant to the Membership Purchase Agreement dated August 30, 2021 between the Assignor and the Assignee (the “Purchase Agreement”), the Assignor proposes to assign, transfer and sell to Assignee a sixty percent (60.0%) Membership Interest in the Company (the “Assigned Interest”) by the execution and delivery of this Assignment and Assumption Agreement. The Assignor now wishes to assign and transfer to the Assignee all of the Assignor’s right, title and interest in and to the Assigned Interest.

ASSIGNMENT AND ASSUMPTION AGREEMENT:

For and in consideration of the Purchase Price (as defined in the Purchase Agreement), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                       Assignment. The Assignor hereby sells, conveys, assigns and transfers to the Assignee all of the Assignor’s rights, title and interests in and to the Assigned Interest subject to the terms and conditions of that certain Operating Agreement of the Company dated June 1, 2007 (the “Operating Agreement”).

2.                       Acceptance, Assumption and Indemnity by Assignee. The Assignee (a) accepts the assignment of all of the Assignor’s rights, titles and interests in and to the Assigned Interest, (b) agrees to be bound by all of the terms, covenants and conditions of the Operating Agreement, and (c) assume the obligations and liabilities of the Assignor under the Operating Agreement from and after the date hereof with respect to the Assigned Interests. From and after the date hereof, the Assignor shall not have any obligations or liabilities with respect to the Assigned Interest, including without limitation, the obligation to make capital contributions.

3.                       Representations of Assignee. Assignee has been advised that the Assigned Interest is not registered under the Securities Act of 1933, as amended (the “Securities Act”), nor under the Pennsylvania Securities Act of 1972 and represents, warrants and agrees as follows: (a) that Assignee is entering into an agreement and is acquiring the securities represented for Assignee's own account, solely for investment purposes, and not with a view to resale of said securities; (b) that Assignee has such knowledge and experience in business and financial matters which enables Assignee to be capable of evaluating the risks and merits of this investment; (c) that Assignee is able to bear the economic risks of this investment; (d) that any security that may be issued will not be resold or otherwise transferred or assigned without appropriate compliance with the registration provisions of the Securities Act and applicable State blue sky laws or exemption therefrom; and (e) that Assignee has been provided with or permitted access to all information which Assignee deems material to formulating an investment decision and that such information has been sufficient to make an informed investment decision.

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4.                       Representations of Assignor. Assignor represents it has obtained all required consents pursuant to the Operating Agreement.

5.                       Release and Termination. The Assignee hereby releases the Assignor from all obligations related to the Assigned Interest or as otherwise incurred by Assignor under the terms of the Operating Agreement with respect to the Assigned Interest.

6.                       Further Assurances. The Assignor, at no cost to Assignor, and Assignee hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of effecting the assignment described herein.

7.                       Completeness and Modification. This Assignment constitutes the entire agreement between the parties hereto as to the subject matter hereof and, in addition to the Purchase Agreement, supersedes all prior discussions, understandings or agreements between the parties hereto.

8.                       Counterparts. To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. This Assignment (or counterpart thereof) signed by one or more of the parties and delivered by facsimile shall be effective as an original.

(SIGNATURE PAGE TO FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their duly authorized representatives as of the date of this Assignment.

ASSIGNOR:

/s/ Jon Merlin Benner,

J. Merlin Benner, an Individual

ASSIGNEE:

DARKPULSE, INC.

By: /s/ Dennis O’Leary

Name: Dennis O’Leary

Title: Chief Executive Officer

The undersigned execute this Assignment to evidence their consent to the assignment of Assigned Interest from J. Merlin Benner to DarkPulse, Inc.

/s/ Phillip Benner

PHILLIP BENNER

/s/ Jonas Benner

JONAS BENNER

/s/ Benjamin Benner

BENJAMIN BENNER

/s/ Angelica Benner

ANGELICA BENNER

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EXHIBIT D

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into by and between DarkPulse, Inc., a Delaware corporation (“Employer”) and ________________ (“Employee”) upon execution of the Membership Interest Purchase Agreement. In consideration of the mutual covenants and agreements set forth below, and intending to be legally bound, the parties agree as follows:

ARTICLE 1. TERM OF EMPLOYMENT

1.01. Employer shall continue the employment of Employee and Employee accepts continued employment by Employer for a period of 36 months beginning upon the execution of the Membership Interest Purchase Agreement subject, however, to prior termination of this Employment Agreement as provided below.

ARTICLE 2. DUTIES OF EMPLOYEE

Duties

2.01.            Employee is employed as _________________ and shall work at _________________ [e.g., the main office of Company, located at ___________________________________ (address )] and at any other place or places as directed by Employer. Employee shall ________________________________ [set forth duties, e.g., carefully and accurately prepare and keep books of account and balance sheets and perform all duties commonly discharged by bookkeepers and any other duties of a similar nature that may be required from time to time by Employer].

Changes of Duties—Mutual Consent

2.02.            The duties of Employee may be changed from time to time by the mutual consent of Employer and Employee without resulting in a rescission of this Employment Agreement. Notwithstanding any change in duties, the employment of Employee shall be construed as continuing under this Employment Agreement.

ARTICLE 3. COMPENSATION

Basic Compensation

3.01.            As compensation for services rendered under this Employment Agreement, Employee shall be entitled to receive from Employer a salary of $ ___________________ per year, payable in equal __________________ [specify time period, e.g., weekly or semimonthly] installments of $ _________________ on _________________________ [specify payment date or dates, e.g., Friday of each week or the fifteenth day and the final day of each month], during the period of employment.

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Changes in Rate of Compensation

3.02.            As compensation for services rendered under this Employment Agreement, Employee shall be entitled to an annual increase in his or her basic rate of compensation provided in Paragraph 3.01 above. Beginning one year after the date of this Employment Agreement, the basic rate of compensation specified in Paragraph 3.01 shall be increased to ___________ [specify increased rate]. Beginning two years after the date of this Employment Agreement, the basic rate of compensation specified in Paragraph 3.01 shall be increased to ___________ [specify increased rate].

ARTICLE 4. EMPLOYEE BENEFITS AND BONUSES

4.01.            Employer agrees that Employee may obtain and receive any medical and dental benefits, insurance benefits, bonuses compensation, and/or vacation and holiday pay as set forth in the Company’s employment handbook.

Continuation of Salary

4.02.            If Employee becomes disabled during the employment term because of sickness, physical or mental disability, or any other reason, so that he or she is unable to perform his or her duties under this Employment Agreement, Employer agrees to continue Employee’s salary or pay Employee fifty percent (50%) of his or her salary during the disability but not beyond the date specified in this Employment Agreement for the end of the employment term.

ARTICLE 5. TERMINATION

By Employer for Cause

5.01.            If Employee willfully breaches or habitually neglects the duties that he or she is required to perform under this Employment Agreement or required to perform under the Company’s employment handbook, Employer may terminate this Employment Agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this Employment Agreement.

Effect of Termination on Compensation

5.02.            If this Employment Agreement is terminated prior to the completion of the term of employment specified in paragraph 1.01, Employee shall be entitled to the compensation earned prior to the date of termination computed pro rata up to and including that date. Employee shall be entitled to no further compensation as of the date of termination.

Dated:_______________________

EMPLOYER

DarkPulse, Inc.

By:___________________[signature]

[typed name and title]

EMPLOYEE

______________________[signature]

[typed name]

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 ]

Schedule 4.02

1.    On ________________, the Buyer received the written consent of FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Lender”) to enter into the Agreement.

2.  __________________

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Schedule 4.08(a)

Capitalization of the Buyer

As of the Closing Date, the capitalization of the Buyer is as follows:

1.    Issued and Outstanding Common Stock -                shares;

2.    Issued and Outstanding Series D Preferred Stock – 88,235 shares; and

3.    Notes Convertible into Shares of Common Stock -___________.

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